UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2022

AMN HEALTHCARE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Cypress Waters Boulevard, Suite 300 Dallas, Texas 75019
(Address of principal executive offices) (Zip Code)

(866) 871-8519
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2022, AMN Healthcare Services, Inc. (“AMN” or the “Company”) announced that Cary Grace will join the Company on November 28, 2022, as its President and Chief Executive Officer reporting to the board of directors of the Company (the “Board”). Ms. Grace will also be appointed as a member of the Board on November 28, 2022. Susan R. Salka, who has served as President and Chief Executive Officer since May 4, 2005, will resign from the Company as President and Chief Executive Officer and as a member of the Board on November 27, 2022.

Prior to joining AMN, Ms. Grace, age 54, served as the Chief Executive Officer of the Retirement, Investment and Human Capital Solutions business at Aon PLC from January 2016 to January 2020, where she was in charge of the group’s retirement, investment management and human capital capabilities. Ms. Grace also led Aon’s Global M&A integration as well as Enterprise Client Management functions. Prior to joining Aon in 2012, Ms. Grace was an executive at Bank of America and a predecessor to J.P. Morgan, leading global institutional, high net worth and consumer businesses as well as finance, investor relations and M&A functions. Ms. Grace currently serves on the board of directors of State Farm Insurance and FinTech Evolution Acquisition Group and is on the Rush University Medical Center Board of Trustees. Ms. Grace received a BA in Economics from Georgetown University and an MBA from the Kellogg School of Management at Northwestern University.

As AMN’s President and Chief Executive Officer, Ms. Grace will receive a base salary of $1,060,000. Ms. Grace will receive a sign-on bonus of $200,000, payable on December 16, 2022. On November 28, 2022, she will receive (i) an equity grant in the form of restricted stock units (“RSUs”) valued at $2 million (the “Buy-Out Award”) and (ii) an equity grant in the form of RSUs valued at $1 million (the “Sign-On Award”) that, in each case, will vest ratably on each of the first three anniversaries of the grant date. Effective in January 2023, Ms. Grace will be eligible to participate in the Company’s Senior Executive Incentive Bonus Plan with a target incentive of 125% of her base salary and receive an equity grant (the “Annual Award”) with a target value of $4.4 million, comprised of a mix of RSUs and performance-based RSUs (“PRSUs”) in accordance with the Company’s standard equity practices. In the event of a termination of Ms. Grace’s service by the Company without Cause (as defined in the Severance Agreement (as defined below)) or by Ms. Grace for Good Reason (as defined in the Severance Agreement), (a) the Buy-Out Award will vest in full, (b) the Sign-On Award will vest on a pro-rata basis based on the number of full calendar months elapsed between the grant date and the termination date, (c) each Annual Award granted prior to 2026 in the form of RSUs will vest on a pro-rata basis based on the number of full calendar months elapsed between the grant date and the termination date and (d) each Annual Award granted prior to 2026 in the form of PRSUs will be eligible to vest on a pro-rata basis based on the number of full calendar months elapsed between the beginning of the applicable performance period and the termination date, subject to actual performance as measured at the end of the applicable performance period. Ms. Grace will be eligible to participate in the Company’s Executive Non-Qualified Deferred Compensation Plan, and the Company’s standard employee benefits coverage, including medical, dental, vision, life and disability insurance. In addition, Ms. Grace will be eligible for (1) reimbursement of expenses in connection with her relocation to the Dallas, Texas area in accordance with the Company’s relocation policy and (2) reimbursement of legal fees up to a maximum of $20,000.

Ms. Grace will execute a severance agreement (the “Severance Agreement”), effective November 28, 2022. The Severance Agreement will provide that Ms. Grace will receive severance benefits if the Company terminates her employment without Cause or Ms. Grace resigns for Good Reason (any such termination or resignation, an “Involuntary Termination”). If an Involuntary Termination occurs, but not within one year of a Change in Control (as defined in the Severance Agreement), severance benefits will include a cash payment equal to the sum of two times Ms. Grace’s then-current annual base salary and a prorated portion of her Average Bonus (as defined in the Severance Agreement) and reimbursement for COBRA health coverage for her health insurance for an 18-month period (or until she becomes eligible for comparable coverage under another employer’s health plans, if earlier), less her share of premiums. If an Involuntary Termination occurs within one year of a Change in Control, Ms. Grace’s cash severance payment will instead equal the sum of (i) 2.5 times her then-current annual base salary, (ii) 2.5 times her Average Bonus and (iii) a prorated portion of her Average Bonus. The Severance Agreement will contain a requirement that Ms. Grace execute a general release in the Company’s favor as a condition to receiving any severance benefits. The summary of the Severance Agreement above is not complete and is qualified in its entirety by the Severance Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Ms. Grace will execute the Company’s executive officer indemnification agreement, effective November 28, 2022.

The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

There are no family relationships between Ms. Grace and any director, executive officer or nominees thereof of the Company. There are no arrangements or understandings between Ms. Grace and any other persons pursuant to which she was selected as director of the Company.

Item 8.01.	Other Events.

On October 31, 2022, the Company issued a press release announcing the appointment of Cary Grace as President and Chief Executive Officer, effective November 28, 2022. A copy of the press release issued by the Company on October 31, 2022 is filed and incorporated by reference herein to as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on October 31, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: October 31, 2022	By:	/s/ Jeffrey R. Knudson
Jeffrey R. Knudson
Chief Financial Officer